Centrue Financial Corporation Relocates Corporate Headquarters to St. Louis

ST. LOUIS, MO -- 03/24/2008 -- Centrue Financial Corporation (NASDAQ: TRUE) announced today that it is changing the address of its corporate headquarters to St. Louis, Missouri, its most promising growth market. In addition, the Company introduced a series of initiatives to capitalize on the strong growth it has already experienced in the metropolitan St. Louis market including future branch expansion and the formation of an advisory board.

"In an effort to allocate our resources to the markets within our footprint with the highest potential for growth, many of our 2008 activities will be focused in St. Louis area which is more than ten times the size of our next largest anchor market," remarked President & CEO Thomas A. Daiber on the news. "The fact that our loan portfolio in our St. Louis region is already larger than any of our other markets reinforces this strategy. While our prospects in St. Louis remain very promising, Centrue remains committed to our anchor markets in LaSalle and Kankakee Counties in Illinois, and our bank charter will remain in Streator, Illinois where our Company roots trace back nearly 135 years."

Daiber also noted that the relocation of corporate headquarters to St. Louis, accompanied by branch expansion plans and the formation of an advisory board, is a "natural progression" and went on to comment that the Company hopes, "the move will provide us greater visibility and recognition within the investment community, allow us to leverage business development and marketing synergies throughout our metro St. Louis market and improve our overall franchise value."

Centrue Financial Corporation is the holding company of Centrue Bank, which operates 33 branches in 17 counties from suburban Chicago to metropolitan St. Louis. Centrue Bank had total assets of more than $1.36 billion as of December 31, 2007.

The new corporate headquarters is located at 7700 Bonhomme Avenue, Suite 300 in St. Louis, Missouri 63105. Further information about the Company can be obtained by contacting the corporate offices at (314) 505-5500 or by visiting the Company's website at www.centrue.com.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service and offers bank, trust, and investment services. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central and Northern Illinois down to the metropolitan St. Louis area.

Further information about the company will be available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President and
Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com